Exhibit 99.1

Contacts: Dr. Amit Kumar Tel.(425) 493-2200 Fax. (425) 493-2010
FOR RELEASE
July 30, 2007

U.S. DEPARTMENT OF DEFENSE AWARDS $2.2 MILLION TO
COMBIMATRIX FOR ANTI-TERRORISM AND
INFECTIOUS-DISEASE PRODUCTS

Newport Beach, Calif. - (BUSINESS WIRE) - July 30, 2007 - Acacia Research Corporation (Nasdaq: CBMX:ACTG) announced today that the U.S. Department of Defense (DoD) has awarded a one-year, $2.2 million contract to CombiMatrix for further development of its microarray technologies for a multipathogen- and chemical-detection system.

Under previously funded programs with the DoD, CombiMatrix has demonstrated that its products can simultaneously detect toxins, viruses, and bacteria using its semiconductor-based microarrays. Unique to this platform is its “on chip” electrochemical detection process, which eliminates the need for complex, expensive, and less-portable optical instrumentation. These systems are currently in use at several military and government laboratories as well as civilian installations.

“The events in the UK, in June, underscore the need for better technologies and products to address the constant threat of terrorist activities. Although the terrorist activity utilized explosives, the threat of chemical or biological weapons persists,” stated Dr. David Danley, Director of Homeland Security and Defense Programs at CombiMatrix. “We are pleased that our government feels that our technology has value in addressing these concerns. Our products are being designed to address biothreat agents as well as infectious diseases of public-health concern, including influenza A and the ‘Bird flu’ subtype along with other upper-respiratory infections.”

Dr. Amit Kumar, President and CEO of CombiMatrix said, “CombiMatrix’s work with the DoD to address infectious diseases fits nicely with our strategy of developing products for the molecular-diagnostics and the personalized-medicine market segments. We have already launched several microarray-based diagnostics products addressing diseases like childhood abnormalities and hematological cancers. We continue to develop additional products, including those being funded by the US DoD, to ensure a broad and integrated suite of tools to detect and to identify threats to the health of humans and animals regardless of their origin.”

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 76 patent portfolios covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, resource scheduling, spreadsheet automation, and user activated Internet advertising.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.